Revised Preliminary Term Sheet

$623,336,000
(Approximate)

Taylor, Bean & Whitaker Mortgage Corp.
Sponsor and Servicer

BNP Paribas Mortgage Corp.
Seller

BNP Paribas Mortgage Securities LLC
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

U.S. Bank National Association
Trustee

TBW Mortgage-Backed Trust Series 2006-5
Issuing Entity

TBW Mortgage-Backed Pass-Through Certificates, Series 2006-5

BNP Paribas Securities Corp.
Underwriter

TBW 2006-5

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

An investor or potential investor in the securities (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(888) 415-9217.

TBW 2006-5

$623,336,000 (Approximate)
TBW Mortgage-Backed Trust Series 2006-5

Pricing Information

Offered Certificates

Class	Approximate Certificate Balance ($) (1)	Bond Type	Coupon(2)	Principal Payment Window(3)	WAL Years(3)	Expected Initial Target C/E(4)	Expected Initial Hard Subordination Percentage(5)	Legal Final	Proposed Ratings (S&P/Moody's)	Day Count Convention
A1	232,000,000.00	Senior/Adj. Rate	1 ML + [___]%(6)	11/06 - 08/08	1.00	6.9	6.9	10/25/2036	AAA/Aaa	Actual/360
A2	73,000,000.00	Senior/Fixed Rate	5.72000	08/08 - 05/09	2.20	6.9	6.9	10/25/2036	AAA/Aaa	30/360
A3	117,000,000.00	Senior/Fixed Rate	5.75000	05/09 - 05/11	3.40	6.9	6.9	10/25/2036	AAA/Aaa	30/360
A4	32,000,000.00	Senior/Fixed Rate	6.00000	05/11 - 05/12	5.00	6.9	6.9	10/25/2036	AAA/Aaa	30/360
A5	75,118,000.00	Senior/Fixed Rate	6.25000	05/12 - 05/24	9.30	6.9	6.9	10/25/2036	AAA/Aaa	30/360
A6	59,000,000.00	Senior/Fixed Rate/Lockout	5.90000	11/09 - 02/24	6.51	6.9	6.9	10/25/2036	AAA/Aaa	30/360
M1	16,518,000.00	Subordinate/Fixed Rate	6.00000	11/09 - 03/18	5.77	4.25	4.25	10/25/2036	AA/Aa2	30/360
M2	4,987,000.00	Subordinate/Fixed Rate	6.05000	11/09 - 08/16	5.65	3.45	3.45	10/25/2036	AA-/Aa3	30/360
M3	4,363,000.00	Subordinate/Fixed Rate	6.10000	11/09 - 12/15	5.54	2.75	2.75	10/25/2036	A+/A1	30/360
M4	2,182,000.00	Subordinate/Fixed Rate	6.25000	11/09 - 03/15	5.43	2.4	2.4	10/25/2036	A/A2	30/360
M5	2,182,000.00	Subordinate/Fixed Rate	6.35000	11/09 - 10/14	5.33	2.05	2.05	10/25/2036	A-/A3	30/360
M6	2,182,000.00	Subordinate/Fixed Rate	6.50000	11/09 - 03/14	5.19	1.7	1.7	10/25/2036	BBB+/Baa1	30/360
M7	2,804,000.00	Subordinate/Fixed Rate	6.75000	11/09 - 08/13	4.94	1.25	1.25	10/25/2036	BBB/Baa2	30/360
Total	623,336,000.00

Non-Offered Certificates
Class	Approximate Certificate Balance ($)	Bond Type	Coupon	Principal Payment Window	WAL (Years)	Expected Initial Target C/E	Expected Initial Hard Subordination Percentage (5)	Legal Final	Proposed Ratings (S&P/Moody's)	Day Count Convention
R	N/A	Residual	N/A	11/06 - 11/06	N/A	N/A	N/A	10/25/2036	NR/NR	N/A
C	(8)	Subordinate/Excess/Residual	(8)	10/07 - 10/36	3.70	N/A	N/A	10/25/2036	NR/NR	N/A
P(7)	100.00	Prepayment Premiums	N/A	11/06 - 11/06	0.08	N/A	N/A	10/25/2036	NR/NR	N/A
Total	100

(1)	Bond size will be modified according to final collateral.

(2)
The coupons are capped by the Net Rate Cap as described herein. If the optional termination is not exercised on the first optional termination date, beginning with the following Distribution Date, the interest rate for each fixed rate certificate will be increased by 0.50% and the certificate margin for each adjustable rate certificate will be doubled, in each case subject to the Net Rate Cap.

(3)
The Certificates will be priced to call assuming 100% of the Prospectus Prepayment Curve and assuming one-month LIBOR is 5.320%. 100% of the Prospectus Prepayment Curve (“PPC”) assumes 10.00% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans ramped to 25.00% CPR over 12 months. In the 12th month of the life of the mortgage loans and thereafter, 100% PPC assumes 25.00% CPR.

(4)
The expected initial target credit enhancement percentage includes the target overcollateralization of 1.25%. As of the Closing Date, the aggregate balance of the Certificates is expected to be approximately equal to the Cut -off Date Balance.

(5)	The expected initial hard subordination percentage includes the target overcollateralization of 1.25%.

(6)
Interest will accrue on the Class A-1 Certificates based upon one-month LIBOR plus the applicable certificate margin, subject to the Net Rate Cap. After the first possible optional termination date, this certificate margin will be doubled.

(7)	The Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans. No other Certificates will be entitled to receive prepayment premiums.

(8)	As described in the pooling and servicing agreement.

TBW 2006-5

Summary Terms

Underwriter:	BNP Paribas Securities Corp.
Depositor:	BNP Paribas Mortgage Securities LLC.
Sponsor and Servicer:	Taylor, Bean & Whitaker Mortgage Corp.
Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.
Adjustable Rate Certificates:	The Adjustable Rate Certificates consist of the Class A-1 Certificates.
Fixed Rate Certificates:	The Fixed Rate Certificates consist of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and the Subordinate Certificates.
Senior Certificates:	The Senior Certificates consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, also referred to herein as the Class A Certificates.
Subordinate Certificates	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.
Offered Certificates:	The Offered Certificates consist of the Class A Certificates and Subordinate Certificates.
Non-Offered Certificates:	The Non-Offered Certificates consist of the Class P, the Class C and the Class R Certificates.
SMMEA Treatment:	When issued, the Class A, Class M-1 and Class M-2 Certificates are anticipated to constitute “mortgage related securities” for purposes of SMMEA.
ERISA Status:	It is expected that the Offered Certificates may be purchased by employee benefit plans that are subject to ERISA.
Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and the Euroclear System.
Statistical Calculation Date:	September 1, 2006.
Cut-off Date:	October 1, 2006.
Closing Date:	On or about October [26], 2006.
Investor Settlement:	On or about October [26], 2006.
Distribution Date:	25th day of each month (or, if not a business day, the next succeeding business day), commencing in November 2006.
Interest Accrual Period:
The Interest Accrual Period for each Distribution Date with respect to the Adjustable Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day count basis). The Interest Accrual Period for each Distribution Date with regard to the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day count basis).

Delay Days:	24 days with respect to the Fixed Rate Certificates, and 0 days with respect to the Adjustable Rate Certificates.
Optional Termination:
The Optional Termination may be exercised once the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Prospectus Prepayment Speed:
100% of the prepayment assumption (the “PPC”) describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.3636% CPR per month to 25.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 25.00% CPR thereafter.

Coupon/Margin Step-up:
If the Optional Termination is not exercised, the Pass-Through Rate on the Fixed Rate Certificates will be increased by 50 basis points and the Certificate Margin on the Adjustable Rate Certificates will be doubled, beginning on the distribution date following the first possible Optional Termination date.

Expense Fee Rate:	The per annum rate at which the servicing fee and any lender paid mortgage guaranty insurance premiums accrue.
Pass-Through Rate:
The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the lesser of (i) one-month LIBOR plus the certificate margin and (ii) the Net Rate Cap. The Pass-Through Rate for the Fixed Rate Certificates will be equal to the lesser of (i) the fixed rate for such class and (ii) the Net Rate Cap.

Net Rate Cap:
For any Distribution Date will be a per annum rate equal to the weighted average Net Mortgage Rate of the mortgage loans as of the first day of the related Collection Period, multiplied by, with respect to the Adjustable Rate Certificates only, a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Basis Risk Shortfall:
For any class of offered certificates, and any distribution date, the sum of: (1) the excess, if any, of the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Rate Cap over the related Current Interest for the applicable distribution date, (2) any Basis Risk Shortfall remaining unpaid from prior distribution dates, and (3) interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Rate Cap.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.
Principal and Interest Advancing:	The servicer will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable.
Current Interest:
For any class of offered certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Certificate Principal Balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any interest shortfalls.

Carryforward Interest:
For any class of offered certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Interest Remittance Amount:
For any distribution date, the sum of (1) all interest collected or advanced in respect of Scheduled Payments on the mortgage loans due during the related Collection Period and the interest portion of all prepayments received on such mortgage loans during the related Prepayment Period (other than prepayment interest excess), less (x) expense fees with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicer, master servicer, the securities administrator, the custodian or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicer or master servicer with respect to the mortgage loans and distribution date, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, and (4) all net liquidation proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and recoveries, if any, collected with respect to such mortgage loans during the related Collection Period, to the extent allocable to interest.

Principal Remittance Amount:
The sum of (1) all principal collected or advanced in respect of scheduled payments on the mortgage loans due during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicer, master servicer, the securities administrator, the custodian or the trustee with respect to such mortgage loans, to the extent allocable to principal), (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each such mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, and (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and recoveries, if any, collected during the related Collection Period, to the extent allocable to principal.

Class A-6 Calculation Percentage:
As to any distribution date, a fraction expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-6 Certificates), in each case prior to giving effect to distributions of principal on that distribution date.

Class A-6 Lockout Percentage:	As to any distribution date, the applicable percentage set forth below for that distribution date:

Range of Distribution Dates	Lockout Percentage
November 2006 - October 2009	0%
November 2009 - October 2011	45%
November 2011 - October 2012	80%
November 2012 - October 2013	100%
November 2013 and thereafter	300%

Credit Enhancement:	1. Excess cashflow 2. Overcollateralization. 3. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	5.65%	6.90%	13.80%
M-1	3.00%	4.25%	8.50%
M-2	2.20%	3.45%	6.90%
M-3	1.50%	2.75%	5.50%
M-4	1.15%	2.40%	4.80%
M-5	0.80%	2.05%	4.10%
M-6	0.45%	1.70%	3.40%
M-7	0%	1.25%	2.50%

* Prior to Stepdown Date, based on Aggregate Loan Balance as of the Cut-off Date. ** After Stepdown Date, based on the Aggregate Loan Balance for the related Distribution Date.
Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is 1.25% of the Aggregate Loan Balance as of the Cut-off Date.
2. On and after the Stepdown Date, the required overcollateralization amount is 2.50% of the Aggregate Loan Balance for the related Distribution Date (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

4. On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:
With respect to any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Most Senior Enhancement Percentage:
With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Stepdown Date:
The earlier to occur of (x) the first Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates are reduced to zero and (y) the later to occur of (i) the Distribution Date in November 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 13.80%.

Trigger Event:
A Trigger Event will occur for any Distribution Date if either:
(i) in effect on any Distribution Date if (i) the average percentage as of the Distribution Date in each of the immediately preceding three calendar months of the mortgage loans which were 60 or more days delinquent as of such date (including mortgage loans in bankruptcy or foreclosure and mortgaged properties held by the trust)  is greater than 50.0% of the Credit Enhancement Percentage for the Class A Certificates:

Or

(ii) the cumulative realized losses on the mortgage loans incurred since the Cut-Off Date through the last day of the related Prepayment Period, divided by the aggregate principal balance of the mortgage loans as of the Cut-Off Date exceeds the percentages set forth below:

Range of Distribution Dates	Cumulative Loss Percentage
November 2008 - October 2009	0.25%*
November 2009 - October 2010	0.65%*
November 2010 - October 2011	1.15%*
November 2011 - October 2012	1.65%*
November 2012 - October 2013	1.95%
November 2013 and thereafter	2.00%

* The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Source for Calculation of One-Month LIBOR:	Telerate Page 3750.
Allocated Realized Loss Amount:
With respect to any class of Offered Certificates and any distribution date, an amount equal to (a) the sum of any realized losses allocated to that class of Certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous distribution dates, in each case, with interest thereon at the applicable Pass-Through Rate for such distribution date for such class for the related Interest Accrual Period plus (b) any subsequent recoveries with respect to such class of Certificates.

Unpaid Realized Loss Amount:
For any class of Offered Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Allocation of Losses:
Any realized losses on the Mortgage Loans not covered by Excess Interest or Overcollateralization will be allocated to each class of Subordinate Certificates, sequentially: to the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero.  In addition, if the aggregate Certificate Principal Balance of the Subordinate Certificates is reduced to zero as a result of the allocation of realized losses, then (i) any additional realized losses on the Mortgage Loans will be allocated to the Class A Certificates, pro rata, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

Distributions to
Certificateholders:	I.	On each Distribution Date, the Interest Remittance Amount will be paid according the following order of priority:

1.	Concurrently, to each class of Class A Certificates, pro rata based on amounts due, the Current Interest and any Carryforward Interest for each such class and such distribution date;

2.
Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest and any Carryforward Interest for each such class and such distribution date;

3.	For application as part of monthly excess cash flow (such amount “Monthly Excess Cashflow”).

II.	Before the Stepdown Date or while a Trigger Event is in effect, the Principal Remittance Amount shall be allocated according to the following priority:

1. To the Class A Certificates, as follows:

i.
To the Class A-6 Certificates, the Class A-6 Lockout Percentage of the Class A-6 Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

ii.	Sequentially to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero; and

iii.	To the Class A-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

2.
Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until Certificate Principal Balance of each such class is reduced to zero; and

3.	For application as part of monthly excess cash flow.

III.
On and after the Stepdown Date (assuming no Trigger Event is in effect), the Principal Remittance Amount shall be allocated according to the following priority (in each case, up to the related principal payment amount calculated in accordance with the Target Credit Enhancement percentages):

1. To the Class A Certificates, as follows:

i.
To the Class A-6 Certificates, the Class A-6 Lockout Percentage of the Class A-6 Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

ii.	Sequentially to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero; and

iii.	To the Class A-6 Certificates, until their Certificate Principal Balance thereof is reduced to zero;

2.
Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until Certificate Principal Balance of each such class is reduced to zero; and

3.	For application as part of monthly excess cash flow.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1.
To the classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the amount necessary to build, maintain or restore the level of overcollateralization to the applicable Overcollateralization Target, payable to those classes as a principal payment in the same manner and priority as described in clauses (II) or (III) above;

2.	To the classes of Class A Certificates, in an amount equal to any Unpaid Realized Loss Amounts on each such class, on a pro rata basis;

3.
Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount equal to any Unpaid Realized Loss Amounts on each such class;

4.	To the Class A Certificates, pro rata based on amounts due, any Basis Risk Shortfall for each such class;

5.	Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Basis Risk Shortfall for each such class; and

6.	To the Class C Certificates and Class R Certificates, in each case as described in the pooling and servicing agreement.

TBW 2006-5

TBW 2006-5
Mortgage Loan Statistical Information

1. Mortgage Pool Summary

Number of Mortgage Loans	3,137
Total Cut-off Date Principal Balance	$623,336,276.50
Avg Cut-off Date Principal Balance	$198,704.58
Total Original Principal Balance	$623,643,456.26
Avg Original Principal Balance	$198,802.50
Gross Mortgage Rate	7.3990%
Net Mortgage Rate	7.1411%
Wtd Avg Original Term	357 mos
Wtd Avg Remaining Term	357 mos
Wtd Avg Loan Seasoning	0 mos
Wtd Avg Original LTV Ratio	76.47%
Wtd Avg Combined LTV Ratio	85.26%
Wtd Avg Credit Score	704
Percent Interest Only	33.32%
Percent Prepayment Premium	2.73%
Percent Subject to Second Lien	52.60%
Percent Orig LTV > 80% and No PMI	0.00%

2. Mortgage Rates

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Mortgage Rates (%)	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
5.750 - 5.999	3	$568,501.48	0.09%	$189,500.49	5.840%	310	782	70.44%
6.000 - 6.249	7	900,932.48	0.14	128,704.64	6.000	348	729	68.70
6.250 - 6.499	33	5,780,931.35	0.93	175,179.74	6.361	314	710	64.16
6.500 - 6.749	90	23,591,410.68	3.78	262,126.79	6.611	343	725	69.04
6.750 - 6.999	510	122,999,105.82	19.73	241,174.72	6.835	354	713	73.44
7.000 - 7.249	403	80,235,019.30	12.87	199,094.34	7.087	358	705	75.59
7.250 - 7.499	508	102,704,213.77	16.48	202,173.65	7.299	359	701	77.08
7.500 - 7.749	547	103,259,024.99	16.57	188,773.35	7.568	360	701	77.23
7.750 - 7.999	505	83,802,305.00	13.44	165,945.16	7.786	359	693	78.55
8.000 - 8.249	264	50,134,353.23	8.04	189,902.85	8.012	358	697	79.82
8.250 - 8.499	99	18,012,372.56	2.89	181,943.16	8.303	358	704	81.02
8.500 - 8.749	167	31,313,382.29	5.02	187,505.28	8.500	359	699	80.88
9.000 - 9.249	1	34,723.55	0.01	34,723.55	9.125	177	798	17.86
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%
Minimum: 5.750%
Maximum: 9.125%
Wtd Avg: 7.399%

3. Cut-off Date Mortgage Loan Principal Balances

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Cut-off Date Principal Balances ($)	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
15,000.01 - 25,000.00	8	$181,500.00	0.03%	$22,687.50	7.341%	336	696	59.65%
25,000.01 - 50,000.00	104	4,290,149.35	0.69	41,251.44	7.707	343	701	75.58
50,000.01 - 75,000.00	271	17,145,616.13	2.75	63,267.96	7.589	349	700	74.46
75,000.01 - 100,000.00	307	27,307,575.84	4.38	88,949.76	7.530	354	702	73.93
100,000.01 - 125,000.00	375	42,501,629.08	6.82	113,337.68	7.520	356	703	77.33
125,000.01 - 150,000.00	440	60,477,721.91	9.70	137,449.37	7.408	355	704	77.49
150,000.01 - 175,000.00	277	45,017,165.77	7.22	162,516.84	7.398	357	704	78.77
175,000.01 - 200,000.00	282	52,897,701.34	8.49	187,580.50	7.384	357	700	77.58
200,000.01 - 250,000.00	325	72,871,987.20	11.69	224,221.50	7.390	359	701	76.90
250,000.01 - 300,000.00	225	61,795,691.25	9.91	274,647.52	7.338	355	705	77.69
300,000.01 - 400,000.00	237	80,847,130.30	12.97	341,127.13	7.405	358	696	78.82
400,000.01 - 500,000.00	132	59,925,711.72	9.61	453,982.66	7.343	358	704	74.48
500,000.01 - 600,000.00	73	40,319,736.35	6.47	552,325.16	7.337	359	711	76.48
600,000.01 - 700,000.00	49	31,577,247.29	5.07	644,433.62	7.181	360	715	71.27
700,000.01 - 800,000.00	20	14,998,928.02	2.41	749,946.40	7.535	348	709	69.36
800,000.01 - 900,000.00	5	4,279,624.15	0.69	855,924.83	7.642	360	715	75.89
900,000.01 - 1,000,000.00	7	6,901,160.80	1.11	985,880.11	7.482	359	723	68.69
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%
Minumum: $20,400.00
Maximum: $1,000,000.00
Average: $198,704.58

4. Mortgaged Property Types

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Property Type	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
Single Family Residence	2,116	$409,044,302.84	65.62%	$193,310.16	7.377%	357	702	76.35%
Planned Unit Development	561	131,979,863.72	21.17	235,258.22	7.356	357	710	76.79
Condominium	282	46,141,494.51	7.40	163,622.32	7.644	359	702	77.57
2-4 Family	177	36,087,490.43	5.79	203,884.13	7.495	352	701	75.26
Townhouse	1	83,125.00	0.01	83,125.00	8.500	360	759	95.00
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%

5. Mortgage Loan Purposes

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Loan Purpose	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
Purchase	1,634	$305,927,797.62	49.08%	$187,226.31	7.454%	358	714	79.62%
Refinance - Cashout	926	199,971,676.26	32.08	215,952.13	7.366	354	692	71.86
Refinance - Rate Term	576	117,303,352.62	18.82	203,651.65	7.310	357	695	76.12
Construction	1	133,450.00	0.02	133,450.00	7.750	360	643	100.00
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%

6. Occupancy Types

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Occupancy Type	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
Primary	2,081	$481,129,780.99	77.19%	$231,201.24	7.329%	357	700	76.78%
Investment	954	116,282,090.20	18.65	121,888.98	7.674	354	714	76.04
Second Home	102	25,924,405.31	4.16	254,160.84	7.462	358	713	72.74
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%

7. Original LTV Ratios

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Original LTV Ratio (%)	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
15.001 - 20.000	6	$536,606.88	0.09%	$89,434.48	7.047%	318	713	17.74%
20.001 - 25.000	7	1,837,520.20	0.29	262,502.89	7.127	262	709	23.44
25.001 - 30.000	8	734,171.41	0.12	91,771.43	6.905	312	721	28.50
30.001 - 35.000	15	3,625,882.50	0.58	241,725.50	6.833	344	755	33.39
35.001 - 40.000	23	3,007,999.35	0.48	130,782.58	6.905	341	720	37.72
40.001 - 45.000	30	3,426,801.30	0.55	114,226.71	6.856	343	720	42.68
45.001 - 50.000	34	6,190,308.20	0.99	182,067.89	6.882	339	702	47.83
50.001 - 55.000	33	6,627,385.54	1.06	200,829.86	7.041	344	712	52.64
55.001 - 60.000	65	13,120,826.60	2.10	201,858.87	7.023	357	701	58.61
60.001 - 65.000	94	26,198,210.37	4.20	278,704.37	7.263	356	708	63.52
65.001 - 70.000	205	43,660,772.16	7.00	212,979.38	7.245	353	695	68.72
70.001 - 75.000	402	75,170,062.78	12.06	186,990.21	7.432	355	702	74.28
75.001 - 80.000	1,932	396,718,346.79	63.64	205,340.76	7.426	359	704	79.74
80.001 - 85.000	26	5,022,988.14	0.81	193,191.85	7.577	354	683	83.78
85.001 - 90.000	117	15,894,569.19	2.55	135,851.02	7.696	356	711	89.60
90.001 - 95.000	103	15,907,765.62	2.55	154,444.33	7.883	359	706	94.68
95.001 - 100.000	37	5,656,059.47	0.91	152,866.47	7.547	360	684	99.85
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%
Minimum: 15.46%
Maximum: 100.00%
Wtd Avg: 76.47%

8. Original Terms

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Original Term (months)	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
120	1	$719,000.00	0.12%	$719,000.00	6.625%	120	673	22.83%
180	74	9,454,320.81	1.52	127,761.09	6.899	180	715	65.09
360	3,062	613,162,955.69	98.37	200,249.17	7.408	360	703	76.71
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%
Minimum: 120 mos
Maximum: 360 mos
Wtd Avg: 357 mos

9. Months Since Origination

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Months Since Origination	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
Less than 1	2,546	$504,401,992.43	80.92%	$198,115.47	7.384%	357	705	76.60%
1 - 3	565	114,269,748.19	18.33	202,247.34	7.485	355	701	75.79
4 - 6	17	3,442,351.46	0.55	202,491.26	6.924	355	674	78.56
7 - 9	9	1,222,184.42	0.20	135,798.27	6.750	353	631	79.99
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%
Minimum: 0 mos
Maximum: 7 mos
Wtd Avg: 0 mos

10. Remaining Terms to Stated Maturity

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Remaining Term (months)	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
118 - 120	1	$719,000.00	0.12%	$719,000.00	6.625%	120	673	22.83%
175 - 177	3	195,686.07	0.03	65,228.69	7.569	177	706	68.94
178 - 180	71	9,258,634.74	1.49	130,403.31	6.885	180	715	65.00
352 - 354	10	1,362,182.28	0.22	136,218.23	6.776	353	634	79.99
355 - 357	76	11,685,456.11	1.87	153,756.00	7.223	357	682	77.55
358 - 360	2,976	600,115,317.30	96.27	201,651.65	7.413	360	704	76.69
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%
Minimum: 120 mos
Maximum: 360 mos
Wtd Avg: 357 mos

11. Documentation Types

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Documentation Type	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
Stated Income/Verified Assets	1,330	$304,554,441.85	48.86%	$228,988.30	7.306%	357	703	76.17%
Stated Income/Stated Assets	607	110,876,517.45	17.79	182,663.13	7.554	357	701	76.81
No Doc (NINA)	473	78,018,579.87	12.52	164,944.14	7.557	355	714	72.88
Full	443	74,908,945.02	12.02	169,094.68	7.220	358	696	80.00
No Income Verification	284	54,977,792.31	8.82	193,583.78	7.622	356	707	77.75
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%

12. Geographic Distribution of Mortgaged Properties

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
State	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
Georgia	525	$82,763,738.63	13.28%	$157,645.22	7.337%	355	701	78.77%
Illinois	299	70,461,392.12	11.30	235,656.83	7.657	359	695	76.71
Florida	294	61,604,239.71	9.88	209,538.23	7.521	357	702	75.48
Massachusetts	179	49,901,014.07	8.01	278,776.61	7.387	359	706	75.10
Utah	228	41,672,442.59	6.69	182,773.87	7.302	358	719	78.77
Colorado	201	40,196,649.13	6.45	199,983.33	7.323	359	701	77.36
California	82	36,417,841.38	5.84	444,120.02	7.106	359	720	68.30
Arizona	130	32,184,548.96	5.16	247,573.45	7.311	358	705	75.25
Maryland	64	19,730,264.40	3.17	308,285.38	7.206	348	696	74.22
Connecticut	69	15,547,070.62	2.49	225,319.86	7.306	350	688	75.70
Other	1,066	172,857,074.89	27.73	162,154.85	7.433	356	703	77.54
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%

13. Credit Score Distribution

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Credit Score	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
541 - 560	4	$729,358.34	0.12%	$182,339.59	6.615%	358	552	69.64%
561 - 580	2	476,258.16	0.08	238,129.08	6.752	356	580	78.30
581 - 600	5	1,450,586.52	0.23	290,117.30	7.267	360	598	71.12
601 - 620	21	4,524,131.57	0.73	215,434.84	7.217	359	614	77.60
621 - 640	184	34,507,994.70	5.54	187,543.45	7.523	357	632	76.06
641 - 660	362	71,092,038.72	11.41	196,386.85	7.498	357	651	76.34
661 - 680	555	105,658,112.51	16.95	190,374.98	7.456	355	670	77.19
681 - 700	502	100,680,233.74	16.15	200,558.23	7.447	358	690	76.92
701 - 720	450	90,458,949.04	14.51	201,019.89	7.396	357	710	76.48
721 - 740	358	72,671,379.23	11.66	202,992.68	7.355	357	730	76.86
741 - 760	268	53,469,213.51	8.58	199,511.99	7.297	358	750	76.54
761 - 780	241	47,537,310.04	7.63	197,250.25	7.279	354	770	75.93
781 - 800	147	32,576,813.27	5.23	221,610.97	7.234	356	790	74.43
801 - 820	38	7,503,897.15	1.20	197,470.98	7.358	354	807	72.31
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%
Minimum: 551
Maximum: 816
Wtd Avg: 704

14. Delinquency History of the Mortgage Loans in the Past 12 Months

					Weighted	Weighted		Weighted
	Number of		Percent of	Average	Average	Average	Weighted	Average
	Mortgage	Principal	Mortgage	Principal	Mortgage	Remaining	Average	Original
Number of Days Delinquent	Loans	Balance	Loans	Balance	Rate	Term	Credit Score	LTV Ratio
0	3,119	$621,028,164.38	99.63%	$199,111.31	7.399%	357	704	76.47%
30 - 59	18	2,308,112.12	0.37	128,228.45	7.306	356	661	77.42
Total:	3,137	$623,336,276.50	100.00%	$198,704.58	7.399%	357	704	76.47%